UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 20, 2022
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VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)
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Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12420 Stonebridge Road, Roanoke, Indiana	46783
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	VRA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2022, Vera Bradley, Inc. (the “Company”) announced that Jacqueline Ardrey will join the Company as President and Chief Executive Officer (“CEO”) effective November 1, 2022, replacing retiring President and CEO Robert Wallstrom. Mr. Wallstrom will work closely with Ms. Ardrey through December 2022 to ensure a smooth transition. Ms. Ardrey will also join the Company’s Board of Directors on November 1, 2022.

Since 2018, Ms. Ardrey has held the post of President at home furnishings and seasonal décor catalog retailer Grandin Road, part of the Qurate Retail Group. Previously, Ms. Ardrey was CEO of Trading Company Holdings and Senior Vice President of Merchandising and Supply Chain for iconic omnichannel gourmet food and gifting brand Harry and David. Prior to that, she spent 14 years at multi-channel high-end children’s retailer Hanna Andersson in various roles of increasing responsibility, including Senior Vice President of Merchandising, Design, and Wholesale. Ms. Ardrey began her retail career with the May Company.

Ms. Ardrey's employment agreement with the Company is effective November 1, 2022 (the “Employment Agreement”) and will continue until the end of the Company’s fiscal year ending on or about February 3, 2024, provided that the employment agreement renews automatically for a one-year period after that date unless either party gives notice of its intent not to renew.

Under the Employment Agreement, Ms. Ardrey's initial annual base salary will be $850,000. Ms. Ardrey will have a target annual fiscal bonus of 100% of her base salary, with a maximum annual cash bonus of up 200% of her annual base salary. Ms. Ardrey will become eligible for participation in the Company’s annual bonus plan for the 2024 fiscal year. Ms. Ardrey also will be eligible to participate in the Company’s 2020 Equity and Incentive Plan (the “Equity Plan”). For the Company’s 2024 fiscal year, Ms. Ardrey's equity-based compensation grant will have an economic value at grant of $1,400,000. Upon the commencement of her employment, Ms. Ardrey will receive restricted stock units under the Equity Plan in an amount equal to the result of dividing $500,000 by the Company’s closing stock price on the date of the grant (the “Sign-On Award”). Fifty percent of these restricted stock units will vest based on performance, and fifty percent will vest in equal amounts on each of the first three anniversaries of the effective date of the Ardrey Employment Agreement. In addition, the Company shall pay Ms. Ardrey a sign-on bonus in the amount of $860,000 (the “Sign-On Bonus”).

Under the Employment Agreement, if the Company terminates Ms. Ardrey's employment without Cause or Ms. Ardrey terminates her employment for Good Reason (each as defined in the Employment Agreement), Ms. Ardrey will be entitled to (i) any Bonus earned in the fiscal year prior to the employment termination that has not yet been paid, (ii) a pro rata portion of the amount of Bonus, if any, that she would have received for the year in which her employment terminated, (iii) a lump sum payment equal to two times the sum of her (A) Base Salary and (B) target Bonus for the fiscal year of termination, (iv) immediate accelerated full vesting of the time-based restricted stock units under the Sign-On Award and immediate accelerated vesting of the time-based vesting provisions of the portion of the restricted stock units under the Sign-On Award that are performance-based, which will remain outstanding pending the satisfaction (or not) of the performance-based vesting criteria, full payment of the Sign-On Bonus, and (v) monthly cash reimbursement of COBRA premiums. If the Company terminates Ms. Ardrey’s employment without Cause or Ms. Ardrey terminates her employment for Good Reason and such termination is within 24 months after a Change in Control of the Company, Ms. Ardrey will receive, in addition to the payments and benefit described in the preceding sentence, an additional lump sum payment equal to the sum of her (A) Base Salary and (B) target Bonus for the fiscal year of termination, in exchange for her continued compliance with the Restrictive Covenants set forth in the Employment Agreement after the Change in Control and reimbursement for outplacement assistance up to a maximum amount of $50,000. If the payments and benefits to Ms. Ardrey under the Employment Agreement, together with all other amounts payable to her following a Change in Control (the “Total Payments”), would be subject to an excise tax under the provisions of Code Section 4999 (the “Excise Tax”), then Ms. Ardrey will receive either the Total Payments or the Total Payments will be reduced so that the amount of the Total Payments (after reduction) is $1.00 less than the amount that would cause the payments to be subject to the Excise Tax, which would provide her with a greater after-tax value of amounts received.

The foregoing description of the Employment Agreement is a summary of the material terms of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Employment Agreement dated September 20, 2022
99.1	Press Release dated September 20, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vera Bradley, Inc.
(Registrant)

Date: September 20, 2022	/s/ Mark C. Dely
Mark C. Dely Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated September 20, 2022
99.1	Press release dated September 20, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)